POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Nicholas S. Schorsch as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-11 of American Realty Capital Daily Net Asset Value Trust, Inc. and all pre- and post-effective amendments to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and his substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE
/s/Robin A. Ferracone Robin A. Ferracone	Independent Director	March 19, 2013